SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      August 3, 2000
(Date of earliest event reported)  (August 2, 2000)

CTC COMMUNICATIONS GROUP, INC.
(Exact name of registrant as specified in its charter)
          Delaware                   0-27505            04-3469590
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)   Identification No.)

          220 Bear Hill Rd., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
 (Registrant's telephone number including area code)

 (Former name or former address if changed since last report)

Item 5.  Other Events

On August 2, 2000, the Registrant issued the following press release:

CTC COMMUNICATIONS ANNOUNCES VOICE SERVICES SOFTSWITCH IN OPERATION AND IMPLEMENTATION OF LOCAL VOICE SERVICES ON ITS PACKET-BASED NETWORK ON SCHEDULE FOR 1Q01

08/02/2000

-- Softswitch Providing VoIP Voice Services Between 11 CTC Branch Sales
Offices--
WALTHAM, Mass-August 2, 2000-- CTC Communications Group Inc. (NASDAQ NM:
CPTL)-a rapidly growing next generation communications provider today announced that it has attained a major milestone with the successful implementation of its Telcordia Technologies Softswitch and that the Company is on schedule to provide Local Voice services on its packet-based Integrated Communications Network (ICN) for market introduction in the first quarter of 2001.
The Company has successfully implemented the Telcordia(tm) Call Agent and is currently switching voice calls between 11 CTC branch sales offices, located in three states, utilizing Voice over Internet Protocol (VoIP) on its Integrated Communications Network (ICN).

"This is a profound and exciting progress report for us", said Frederic Kunzi CTO of CTC Communications. "The promise of our ICN packet-based network replacing today's traditional circuit switched voice technology is rapidly becoming a reality. The fact that our ICN network and the Softswitch are processing business class voice services and features validates the proposition of providing all voice and data services on a single, broadband, packet-based network. This is a major milestone in our implementation plan for a first quarter 2001 customer introduction of ICN network local and switched long distance voice services".

"In the year 2000, all telecommunications voice and data services will be provided on CTC's packet-based ICN network", said Bob Fabbricatore, CTC's Chairman and CEO. "Our ICN network is the next generation communications infrastructure for the future and it is here today, with over 1000 customer locations currently on-net. With the addition of local voice services on the ICN network in the 1st Quarter of 2001, all telecommunications voice and data services will be packet-based, handled by a single broadband network and be converged and integrated. The financial and operating benefits associated with this network infrastructure are significant and CTC will be providing periodic progress reports and benefit quantification as we continue our march to 1Qtr 2001".

About CTC Communications
CTC is a rapidly growing, next generation communications provider with packet technology that allows it to converge customer's long distance voice, data, Internet and video services on a single broadband access facility and process those converged services over a single packet-based network. Today, the Company serves medium and larger business customers from Virginia to Maine which includes the most robust telecommunications region in the world-the Washington D.C. to Boston corridor. As of 6/30/00, CTC was serving more than 13,000 customers with over 361,000 access lines.

The Company's Cisco Powered IP+ATM packet network, its 36 branch sales offices and its 450 member sales and service teams, provide contiguous market coverage in the New England and Mid-Atlantic States. The Company, through its dedicated commitment to exceptional customer service has achieved an industry-leading market share in the northeast and an industry-leading line retention rate in excess of 99 percent. More on CTC can be found on the worldwide web at www.ctcnet.com

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements including ICN network capabilities, the provision of local voice services on the ICN network, and the future of next generation communications services. . Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements, including anticipated ICN Network capabilities, which speak only as to the date hereof. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Form 10-K. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.
# # #
Contact:
John Dinsmore
Feldman Communications Inc.
410-571-8900 (t)
JDFelCom@aol.com (e)
www.FeldmanCommunications.com

Alan Russell
CTC Communications
781-522-8731 (t)
arussell@ctcnet.com (e)
http://www.ctcnet.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  CTC COMMUNICATIONS GROUP, INC.

                 By: /s/ John D. Pittenger
                 John D. Pittenger,
                 Executive Vice President, Finance and Administration

Dated: August 3, 2000